UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   000-53662

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Post Oak Lane, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Promissory Note and Warrant

On June 26, 2018 IronClad issued a 10% convertible note (the “Converitble Note”) to a lender (the “Holder”) in an aggregate principal amount of $250,000.  The Company received cash proceeds of $235,000 net of transaction costs of $15,000. The note matures on December 26, 2018. Interest costs accrue on the unpaid principal balance at 10% annually until maturity, and after that if not paid, interest accrues annually at 24% until any unpaid principal amount and unpaid interest accrued are paid.

The Holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated June 26, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $1.00 per share, or an alternate variable conversion price, triggered by events such as stock splits, stock dividends or rights offerings which is 70% of a market price defined to be the lowest five day closing bid price for the Company’s common stock during the twenty day trading period ending on the last trading day prior to exercising the conversion right.

As a commitment fee for the Note, the Company issued the Holder 240,384 shares of common stock to be held in escrow until the Note is repaid. The Holder will keep the shares if the Note is not retired prior to its maturity date.

In connection with the issuance of the Convertible Note, the Company also issued to the Holder a common stock purchase warrant (the “Warrant”) to purchase up to 62,500 shares of Common Stock. The Warrant shall be exercisable at a price of $3.00 per share.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance and sale of the securities by the Company to the Holder was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investor that it was purchasing the shares for its own account and without a view to distribute them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date:  July 2, 2018

             /s/ David G. Gullickson

By: ______________________

       David G. Gullickson

Its:  Vice President, Treasurer, and

       Principal Financial and Accounting Officer